Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

MACQUARIE INFRASTRUCTURE HOLDINGS, LLC

JULY 21, 2022

The undersigned, desiring to amend the Certificate of Formation of Macquarie Infrastructure Holdings, LLC (the “Company”) pursuant to the provisions of Section 18-202 of the Limited Liability Company Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Company is Macquarie Infrastructure Holdings, LLC.

SECOND: The Certificate of Formation of the Company shall be amended by deleting article one in its entirety and substituting in lieu thereof a new article one to read as follows:

“FIRST: The name of the limited liability company is AMF Hawaii Investments, LLC.”

THIRD: Except as expressly amended hereby, all other terms of the Certificate of Formation of the Company shall remain in full force and effect.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Certificate of Formation of the Company as of the date first written above.

By:	/s/ Richard Klapow
Name:	Richard Klapow
Title:	President